Exhibit g(11)

APPENDIX B

TO

CUSTODIAN AGREEMENT

BETWEEN

STATE STREET BANK AND TRUST COMPANY

AND

EACH OF THE INVESTMENT

COMPANIES LISTED ON APPENDIX "A" THERETO

DATED AS OF JULY 1, 2001

The following is a list of Additional Custodians, Special Subcustodians, Foreign Subcustodians and Eligible Securities Depositories under the Custodian Agreement dated as of July 1, 2001 (the "Custodian Agreement"):

A. ADDITIONAL CUSTODIANS:

Custodian	Purpose
Bank of New York	Ficash
Fiterm

B. SPECIAL SUBCUSTODIANS:

Subcustodian	Purpose
Bank of New York	Ficash

C. FOREIGN SUBCUSTODIANS:

Country	Subcustodian	Eligible Securities Depositories
Argentina	Citibank, N.A., Buenos Aires	Caja de Valores S.A.

Australia	Westpac Banking Corporation,	Austraclear Limited
Sydney
Reserve Bank Information and
Transfer System (RITS)

Austria	Erste Bank der Österreichischen	Oesterreichische Kontrollbank
	Sparkassen AG	AG (Wertpapiersammelbank
Division)

Bahrain	HSBC Bank Middle East	None
(as delegate of The Honkong and Shanghai Banking Corporation Limited)

Bangladesh	Standard Chartered Bank, Dhaka	None

Belgium	Fortis Bank nv-sa	Caisse Interprofessionnelle de
Depots et de Virements de Titres
S.A. (CIK)

Banque Nationale de Belgique

Bermuda	The Bank of Bermuda Limited	None

Bolivia	Citibank, N.A.	None

Bostwana	Barclays Bank of Bostwana	None
Limited, Gaborone

Brazil	Citibank, N.A., Sao Paulo	Banco Central do Brasil,
Systema Especial de Liquidacao
e Custodia (SELIC)

Central de Custodia e Liquidacao
Financeira de Titulos (CETIP)

Companhia Brasileria de Liquidacao e
Custodia

Bulgaria	ING Bank N.V., Sofia	Central Depository AD (CDAD)

The Bulgarian National Bank

Canada	State Street Trust Company	Canadian Depository for
	Canada, Toronto	Securities Limited (CDS)

Chile	BankBoston, N.A.	Deposito Central de Valores S.A. (DCV)

China	The Hongkong and Shanghai	Shanghai Securities Central
	Banking Corporation Limited,	Clearing and Registration
	Shanghai & Shenzhen branches	Corporation (SSCRC)

Shenzhen Securities Registrars Co.,
Ltd. (SSRC).

Colombia	Cititrust Colombia S.A.	Deposito Centralizado de Valores
	Sociedad Fiduciaria, Bogota	(DECEVAL)

Costa Rica	Banco BCT S.A.	Central de Valores S.A.

Croatia	Privredna Banka Zagreb d.d.	Ministry of Finance

National Bank of Croatia

Sredisnja Dpozitarna Agencija d.d.

Cyprus	The Cyprus Popular Bank	None

Czech Republic	Ceskoslovenska Obchodni	Stredisko Cennych Papiru (SCP)
Banka, A.S., Prague
Czech National Bank (CNB)

Denmark	Danske Bank A/S, Copenhagen	Vaerdipapericentralen- The Danish
Securities Center (VP)

Ecuador	Citibank, N.A., Quito	None

Egypt	HSBC Bank Egypt S.A.E. (as delegate of The Hongkong and	Misr for Clearing, Settlement and Depository
Shanghai Banking Corporation Ltd.)

Estonia	Hansabank	Eesti Väärtpaberite Keskdepositoorium

Finland	Merita Bank Limited, Helsinki	Finnish Central Securities Depository
Limited (CSD)

France	BNP Paribas, Paris	Euroclear France

Germany	Dresdner Bank AG, Frankfurt	Clearstream Banking AG, Frankfurt

Ghana	Barclays Bank of Ghana Limited,	None
Accra

Greece	National Bank of Greece, S.A.,	Central Securities Depository, S.A.
	Athens	(Apothtirion Tilton A.E.)

Bank of Greece, System for Monitoring Transactions in Securities in Book-Entry Form

Hong Kong	Standard Chartered Bank,	Central Clearing and Settlement
	Hong Kong	System (CCASS)

The Central Money Markets Unit (CMU)

Hungary	Citibank Budapest Rt., Budapest	Central Depository and Clearing House
	(Conversion to Bank Austria Creditanstalt Rt. on August 10, 2001)	(Budapest) Ltd. (KELER Ltd.)

Iceland	Icebank Ltd.	None

India	Deutsche Bank AG, Mumbai	National Securities Depository Limited
(NSDL)

	Hongkong & Shanghai Banking	Reserve Bank of India
Corporation, Ltd., Mumbai
Central Depository Services India Limited

Indonesia	Standard Chartered Bank,	Bank Indonesia
Jakarta
PT Kustodian Sentral Efek Indonesia

Ireland	Bank of Ireland, Dublin	None

Israel	Bank Hapoalim B.M., Tel Aviv	Tel Aviv Stock Exchange (TASE)
Clearinghouse, Ltd.

Italy	BNP Paribas, Milan	Monte Titoli S.p.A.;

Ivory Coast	Societe Generale de Banques	Depositaire Central - Banque
	en Cote d'Ivoire, Abidjan	De Règlement

Jamaica	Scotiabank Jamaica Trust and	Jamaica Central Securities Depository
Merchant Bank Ltd.

Japan	Sumitomo Mitsui Banking	Bank of Japan Net System
Corporation
Japan Securities Depository Center (JASDEC)
Fuji Bank, Ltd., Tokyo

Jordan	HSBC Bank Middle East	None
(as delegate of The Hongkong and
Shanghai Banking Corporation Ltd.)

Kazakhstan	HSBC Bank Kazakhstan	Central Depository of Securities

Kenya	Barclays Bank of Kenya Limited,	The Central Bank of Kenya
Nairobi

Republic of Korea	The Hongkong and Shanghai	Korea Securities Depository (KSD)
Banking Corporation Ltd., Seoul

Latvia	A/s Hansabanka	Latvian Central Depository

Lebanon	HSBC Bank Middle East	Midclear
(as delegate of The Hongkong and
	Shanghai Banking Corporation Ltd.)	Banque du Liban

Lithuania	Viniaus Bankas AB	Central Securities Depository of
Lithuania

Malaysia	Standard Chartered Bank	Malaysia Central Depository Sdn.
	Malaysia Berhad, Kuala Lampur	bhd. (MCD)

Bank Negara Malasia

Mauritius	Hongkong and Shanghai	Central Depository & Settlement Co., Ltd.
Banking Corporation Limited,
	Port Louis	Bank of Mauritius (BOM)

Mexico	Citibank Mexico, S.A., Mexico City	S.D. INDEVAL, S.A. de C.V.
(Institución para el Deposito de
Valores)

Morocco	Banque Commerciale du Maroc,	MAROCLEAR
Casablanca

Namibia	Standard Bank Namibia Ltd	None

Netherlands	Fortis Bank (Nederland) N.V.	Nederlands Centraal Instituut voor
Giraal Effectenverkeer B.V.
(NECIGEF), KAS Associatie, N.V. (KAS)

New Zealand	ANZ Banking Group (New	New Zealand Securities
	Zealand) Limited, Wellington (Conversion to Westpac Banking Corp. on July 6, 2001)	Depository Limited (NZCDS)

Nigeria	Stanbic Merchant Bank Nigeria Ltd.	Central Securities Clearing System Ltd.

Norway	Christiania Bank og Kreditkasse,	Verdipapirsentralen (VPS)
Oslo

Oman	HSBC Bank Middle East	Muscat Depository and Securities
	(as delegate of the Hongkong and	Registration Company, SAOC
Shanghai Banking Corporation Ltd.)

Pakistan	Deutsche Bank AG, Karachi	The Central Depository Company of Pakistan Ltd.
State Bank of Pakistan

Palestine	HSBC Bank Middle East	Clearing Depository and Settlement, a
	(as delegate of the Hongkong and	dept. of the Palestine Stock Exchange
Shanghai Banking Corporation Ltd.)

Panama	BankBoston N.A.	None

Peru	Citibank, N.A., Lima	Caja de Valores y Liquidaciones (CAVAL)

Philippines	Standard Chartered Bank, Manila	The Philippines Central Depository, Inc.

Registry of Scripless Securities

(ROSS) of the Bureau of Treasury

Poland	Bank Handlowy w Warszawie S.A.	National Depository of Securities

Central Treasury bills Registrar

Portugal	Banco Comercial Portuguese, S.A.,	Central de Valores Mobiliários
Lisbon

Qatar	HSBC Bank Middle East (as delegate of the Hongkong and Shanghai Banking Corporation Ltd.)	Central Clearing and Registration (CCR) (dept. of Doha Securities Market)

Romania	ING Bank N.V., Bucharest	National Securities Clearing, Settlement &
Depository Company (SNCDD)

National Bank of Romania

Bucharest Stock Exchange (BSE)

Russia	Credit Suisse First Boston, AO	None
Moscow

Singapore	The Development Bank of	Central Depository (Pte) Ltd. (CDP)
Singapore Ltd., Singapore
Monetary Authority of Singapore

Slovak Republic	Ceskoslovenska Obchodna	Stredisko Cennych Papierov (SCP)
Banka A.S., Bratislava
National Bank of Slovakia (NBS)

Slovenia	Banka Creditanstalt d.d., Ljubljana,	Klirinsko Depotna Druzba
a 99.96% owned subsidiary of
Creditanstalt AG

South Africa	Standard Bank of South Africa	The Central Depository (Pty) Ltd. (CD)
Limited, Johannesburg
STRATE

Spain	Banco Santander, S.A., Madrid	Servicio de Compensacion y
Liquidacion de Valores (SCLV);

Banco de Espana

Sri Lanka	Hongkong and Shanghai	Central Depository System (Pvt)
	Banking Corp. Ltd., Colombo	Limited (CDS)

Swaziland	Standard Bank Swaziland,	None
Limited, Mbabane

Sweden	Skandinaviska Enskilda Banken,	Vardepapperscentralen VPC AB
	Stockholm	(The Swedish Central Securities Depository)

Switzerland	UBS AG, Zurich	SegaIntersettle AG (SIS)

Taiwan	Central Trust of China, Taipei	Taiwan Securities Central
Depository Company (TSCD)

Thailand	Standard Chartered Bank, Bangkok	Thailand Securities Depository
Company Limited (TSD)

Transnational		Clearstream Banking AG

The Euroclear System

Trinidad and Tobago	Republic Bank Ltd.	None

Tunisia	Banque Internationale Arabe de Tunisie	Société Tunisienne Interprofessionelle pour la Compensation et de Dépôts des Valeurs Mobilières

Turkey	Citibank, N.A., Istanbul	Takas ve Saklama Bankasi A.S
(TAKASBANK)

Central Bank of Turkey

Ukraine	ING Bank Ukraine	National Bank of Ukraine

United Kingdom	State Street Bank and Trust	Central Gilts Office (CGO)and
	Company, London	Central Moneymarkets Office (CMO)

Uruguay	BankBoston, N.A.	None

Venezuela	Citibank, N.A., Caracas	The Central Bank of Venezuela

Vietnam	The Hongkong and Shanghai	None
Banking Corporation Limited

Zambia	Barclays Bank of Zambia	LuSE Central Shares Depository Ltd.
	Limited, Lusaka	(overseen by Lusaka Stock Exchange)
The Bank of Zambia

Zimbabwe	Barclays Bank of Zimbabwe Ltd.	None

Each of the Investment Companies Listed on
Appendix A to the Custodian Agreement, on
Behalf of Each of Their Respective Portfolios

By: /s/Maria Dwyer Name: Maria Dwyer Title: Deputy Treasure